UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 22, 2016, the Board of Directors of Kewaunee Scientific Corporation adopted the Kewaunee Scientific Corporation Fiscal Year 2017 Incentive Bonus Plan (the “Plan”) for certain managers, including our executive officers, which are nominated by the President and approved by the Board of Directors, upon recommendation by the Compensation Committee (“Eligible Participants”). The Plan provides for a bonus pool and bonus payouts to Eligible Participants equal to a percentage of the Eligible Participant’s base salary based upon our or our division’s achievement of various levels of earnings for the year (which will affect 75% of the participant’s bonus potential) and other conditions described therein (which will affect 25% of the participant’s bonus potential), as approved by our Board of Directors. The Plan is a one-year plan for Fiscal Year 2017.

The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Kewaunee Scientific Corporation Fiscal Year 2017 Incentive Bonus Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2016

Kewaunee Scientific Corporation

By:	/s/ Thomas D. Hull III
Name:	Thomas D. Hull III
Title:	Vice President, Finance and Chief Financial Officer

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